INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 17276F404

CiRTRAN

Concept To Consumer

NUMBER

SHARES

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.001 EACH OF

CIRTRAN CORPORATION, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

IEHAB J HAWATMEH - PRESIDENT & SECRETARY

Countersigned & Registered:

By ____________

Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000

CIRTRAN CORPORATION
CORPORATE
Seal
NEVADA

SPECIMEN